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                                                                     Exhibit 5.1


April 28, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: Eltrax Systems, Inc.
    Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to Eltrax Systems, Inc., a Minnesota corporation (the "Company") in connection with the registration by the Company of 1,893,002 shares of the Company's Common Stock, par value $.01 per share (the "Shares") underlying the Eltrax 1995 Stock Incentive Plan and the Eltrax 1997 Stock Incentive Plan (the "Plans"), pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on or about April 28, 1997 (the "Registration Statement").

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

Based on the foregoing, it is our opinion that:

1. The Company has the corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

2. To the extent they previously have not been issued, the Shares, when issued, delivered and paid for in accordance with the Plans as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

The foregoing opinions are based upon and limited exclusively to the laws of the State of Minnesota and the United States of America.

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Securitites and Exchange Commission
April 28, 1997
Page 2



We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to its use as part of the Registration Statement.

We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement as described above. It is not to be used, circulated, quoted or otherwise referred to for any other purpose. Other than the Company, no one is entitled to rely on this opinion.

Very truly yours,

/s/ Oppenheimer Wolff & Donnelly